Exhibit 25.1

United States
Securities and Exchange Commission
Washington, D.C. 20549
Form T-1
Statement of Eligibility Under the Trust Indenture Act of 1939
of a Corporation Designated to Act as Trustee
Check if an Application to Determine
Eligibility of a Trustee Pursuant to Section 305(b)(2)          ☒

The Bank of New York Trust Company, N.A.
(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation or organization	(I.R.S. Employer
if not a U.S. national bank)	Identification Number)

700 South Flower Street Suite 500 Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

ANIXTER INTERNATIONAL INC.
(Exact name of obligor as specified in its charter)

Delaware	94-1658138
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

2301 Patriot Blvd, Glenview, IL	60025-8020
(Address of principal executive offices)	(Zip code)
1% Senior Convertible Notes due 2013
(Title of the indenture securities)

Item 1. General information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Comptroller of the Currency
United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429
(b)	Whether it is authorized to exercise corporate trust powers.
                  Yes.
Item 2. Affiliations with the obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.
                  None.
Item 16. List of Exhibits.
1.	A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).
2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).
3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).
4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

5.	Not applicable.
6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

8.	Not applicable.
9.	Not applicable.

Signature
     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, on the 9th day of May, 2007.

The Bank of New York Trust Company, N.A.
By:	/s/ M Callahan
	Name:	Mary Callahan
	Title:	Vice President

Exhibit 7
Consolidated Report of Condition
of
The Bank of New York Trust Company, N.A.
700 S. Flower Street, 2nd Floor
Los Angeles, California 90017
     At the close of business December 31, 2006, published in accordance with Federal regulatory authority instructions.

Thousands of
Assets	Dollars

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	10,020
Interest-bearing balances	-0-

Securities:
Held-to-maturity securities	56
Available-for-sale securities	64,801

Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	49,000
Securities purchased under agreements to resell	40,000

Loans and lease financing receivables:
Loans and leases held for sale	-0-
Loans and leases, net of unearned income	-0-
LESS: Allowance for loan and lease losses	-0-
Loans and leases, net of unearned income and allowance	-0-

Trading assets	-0-
Premises and fixed assets (including capitalized leases)	5,051
Other real estate owned	-0-

Thousands of
Assets	Dollars

Investments in unconsolidated subsidiaries and associated companies	-0-
Customers’ liability to this bank on acceptances outstanding	-0-

Intangible assets:
Goodwill	889,415
Other Intangible Assets	277,086

Other assets	113,348

Total Assets	$1,449,677

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Consolidated Report of Condition
of
The Bank of New York Trust Company, N.A.
700 S. Flower Street, 2nd Floor
Los Angeles, California 90017

Thousands of
Liabilities	Dollars

Deposits:
In domestic offices	2,517
Noninterest-bearing	2,517
Interest-bearing	- 0 -

Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	- 0 -
Securities sold under agreements to repurchase	- 0 -
Trading liabilities	- 0 -

Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	58,000

Not applicable

Bank’s liability on acceptances executed and outstanding	- 0 -
Subordinated notes and debentures	- 0 -
Other liabilities	127,233

Total Liabilities	$187,750

Minority interest in consolidated subsidiaries	- 0 -

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Thousands of
Equity Capital	Dollars

Perpetual preferred stock and related surplus	- 0 -
Common stock	1,000
Surplus	1,121,520
Retained earnings	139,524
Accumulated other comprehensive income	(117)
Other equity capital components	- 0 -
Total equity capital	$1,261,927

Total Liabilities, Minority Interest, and Equity Capital	$1,449,677

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.
I, Karen Bayz, Vice President (Name, Title) of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
Director #1     Micahel Klugman, President
Director #2     Frank Sulzberger, MD
Director #3     Michael McFadden, MD

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